i UNIVEST FINANCIAL CORPORATION BYLAWS Adopted - May 25, 1983 Amended - March 20, 1984 Amended - December 28, 1988 Amended - December 27, 1989 Amended - July 25, 1990 Amended - September 28, 1994 Amended - October 23, 1996 Amended - April 14, 1997 Amended – November 26, 2003 Amended – January 26, 2005 Amended – November 23, 2005 Amended – September 26, 2007 Amended – November 26, 2014 (effective January 1, 2015) Amended – November 23, 2016 Amended – December 5, 2018 (effective January 1, 2019) Amended – January 27, 2021 Amended – April 27, 2022 Amended – July 23, 2025 Exhibit 3.2

i TABLE OF CONTENTS ARTICLE I - General Page Sec. 1 Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 Sec. 2 Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 Sec. 3 Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 Sec. 4 Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 ARTICLE II - Shareholders Sec. 1 Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 Sec. 2 Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 Sec. 3 Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 Sec. 4 Adjournment of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2 Sec. 5 Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2 Sec. 6 Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3 Sec. 7 Quorum at Shareholders’ Meetings and Shareholder Consent . . . . . 3 Sec. 8 Shareholders' Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3 Sec. 9 Voting of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3 Sec. 10 Voting Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4 Sec. 11 Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4 Sec. 12 Judge or Judges of Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 Sec. 13 Determination of Shareholders’ of Record . . . . . . . . . . . . . . . . . . . 6 Sec. 14 Voting Lists. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 Sec. 15 Examination of Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 Sec. 16 Presiding Officer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 Sec. 17 Nominations for Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7 Sec. 18 Shareholders’ Meetings Held by Means of the Internet or Other Electronic Communications Technology . . . . . . . . . . . . . . . 8 ARTICLE III - Directors Sec. 1 Number and Classification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8 Sec. 2 Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 Sec. 3 Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 Sec. 4 Resignation of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 Sec. 5 Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10 Sec. 6 Regular Meetings of the Board of Directors . . . . . . . . . . . . . . . . . 11 Sec. 7 Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11 Sec. 8 Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11 Sec. 9 Presiding Officer and Order of Business . . . . . . . . . . . . . . . . . . . 11 Sec. 10 Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Sec. 11 Powers of Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Sec. 12 Financial Report to Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . 13 Sec. 13 Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 Sec. 14 Standard of Care and Justifiable Reliance . . . . . . . . . . . . . . . . . . . . 13

ii Sec. 15 Limitation of Directors’ Liability . . . . . . . . . . . . . . . . . . . . . . . . . . 14 Sec. 16 Directors’ Meetings Held by Means of Conference Telephone or Other Electronic Technology . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 ARTICLE IV - Indemnification Sec. 1 Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 Sec. 2 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16 ARTICLE V - Officers Sec. 1 Election of Officers and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . 16 Sec. 2 Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 Sec. 3 Chair . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 Sec. 4 Vice Chair . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 Sec. 5 President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18 Sec. 6 Chief Executive Officer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18 Sec. 7 Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18 Sec. 8 Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19 Sec. 9 Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19 Sec. 10 Assistant Secretaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19 Sec. 11 Assistant Treasurers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19 ARTICLE VI - Share Certificates and Transfers Sec. 1 Share Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19 Sec. 2 Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20 Sec. 3 Loss or Destruction of Share Certificates . . . . . . . . . . . . . . . . . . 20 Sec. 4 Transfer Agents and Registrars . . . . . . . . . . . . . . . . . . . . . . . . . . 20 ARTICLE VII - Amendments Sec. 1 Amendments to Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21 ARTICLE VIII - Miscellaneous Sec. 1 Statement Relating to Act 92 of 1983 . . . . . . . . . . . . . . . . . . . . . . 21 Sec. 2 Statement Relating to Act 36 of 1990 . . . . . . . . . . . . . . . . . . . . . . 21

1 BYLAWS UNIVEST FINANCIAL CORPORATION ARTICLE I General SECTION 1 - Office: The principal office of Univest Financial Corporation (the “Corporation”) shall be in Souderton, Pennsylvania. SECTION 2 - Seal: The Corporation shall have a corporate seal which shall contain the words "Univest Financial Corporation " in a circle within which the word "SEAL" shall be embossed. It shall not be necessary to affix an impression of the corporate seal to any instrument or other document for the valid execution, assignment, or endorsement by the Corporation. SECTION 3 - Fiscal Year: The fiscal year of the Corporation shall end on the 31st day of December. SECTION 4 - Construction: As required by the context herein, when the singular is referred to in these Bylaws, it shall be construed to include the plural or vice versa, and when the use of any gender is made in these Bylaws, it shall be construed to include all genders. ARTICLE II Shareholders SECTION 1 - Place of Meetings: The Shareholders' Meeting shall be held at the principal office of the Corporation or at such other place, within or without the Commonwealth of Pennsylvania, as designated in a notice of the meeting each Shareholder shall receive. SECTION 2 - Annual Meeting: The Annual Meeting of Shareholders shall be held on the third Tuesday of April each year or on such other date as determined by the Board of Directors. SECTION 3 - Special Meetings: Special meetings of the Shareholders may be called at any time by the Chair or by the majority vote of all of the members of the Board of Directors entitled to vote.

2 A. Upon written request to the Secretary, sent by registered mail or delivered to the Secretary in person, by any persons entitled to call a special meeting of the Shareholders as set forth in Section 3 above, the Secretary shall call a special meeting as follows: 1. The time of the special meeting shall be scheduled by the Secretary in accordance with the written request, provided: a. That the meeting may not be scheduled less than fifteen (15) days or more than sixty (60) days after the receipt of the written request to hold a special meeting. b. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so, subject, however, to the requirements of notice as set forth in Article II, Section 5. SECTION 4 - Adjournment of Meetings: Any regular or special meeting of the Shareholders, including one at which Directors are to be elected, may be adjourned for such period as the Shareholders present and entitled to vote shall direct. SECTION 5 - Notice of Meetings: A. Notice shall be sent to each Shareholder by the Secretary. If the Secretary fails to send notice as required, then and in that event, the person who is authorized to call the meeting shall do so. B. Notice shall be sent to Shareholders of record entitled to vote at the meeting, not less than ten (10) days prior to the date of the meeting. C. Whenever written notice is required to be given to any person under the provisions of these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer-back received) or courier service, charges prepaid, or by telecopier, to his or her address (or to his or her telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of Directors, supplied by the Director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office, or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. D. Notice shall specify the place, the day, and the hour of the meeting. In the case of special meetings, it shall include all the above and it shall also include a description of the general nature of the business to be transacted at the meeting. E. Notice of an adjourned meeting or of the business to be transacted at an adjourned meeting need not be given other than by announcement at the same meeting at which the

3 adjournment action is taken, unless the Board of Directors fixes a new record date for the adjourned meeting. SECTION 6 - Waiver of Notice: A waiver of notice shall be deemed equivalent to the receipt of notice if it is signed by the person or persons entitled to receive such notice. A. With the exception of a special meeting, neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. B. Attendance of a person either in person or by a proxy at any meeting shall constitute a waiver of notice of that meeting. 1. A waiver of notice shall not be applied to the person who attends a meeting for the express purpose of objecting to the transaction of any business because a meeting was not lawfully called. SECTION 7 - Quorum at Shareholders' Meetings and Shareholder Consent: A. The presence in person or by proxy of Shareholders entitled to cast at least a majority of the votes which all Shareholders are entitled to cast shall constitute a quorum at a meeting of the Shareholders. If a quorum is present, the affirmative vote of the majority of the Shareholders represented at the meeting shall be the act of the Shareholders unless the vote of a greater number is required by the Articles of Incorporation of the Corporation or these Bylaws, as defined in Article II, Section 10 (Voting Power) and except that in elections of directors, the candidates receiving the highest number of votes shall be elected. B. No action required to be taken or which may be taken at any annual or special meeting of the Shareholders of the Corporation may be taken without a meeting, and the power of the Shareholders of the Corporation to consent in writing to action without a meeting is specifically denied. SECTION 8 - Shareholders' Proposals: A proposal for action to be presented by any shareholder at an annual or special meeting of shareholders shall be out of order unless specifically described in the Corporation’s notice to all shareholders of the meeting and the matters to be acted upon thereat or unless the proposal shall have been submitted in writing to the Chair and received at the principal executive offices of the Corporation at least 120 days prior to the date of such meeting, and such proposal is, under law, an appropriate subject for shareholder action. SECTION 9 -Voting of Shares: Unless otherwise provided in the Articles of Incorporation, every Shareholder of record shall have the right to one vote for every share standing in the Shareholder's name on the books of the Corporation.

4 SECTION 10 -Voting Power: The affirmative vote of the holders of a majority of the shares of the Corporation's capital stock, issued, outstanding, and entitled to vote, shall be required to approve any of the following: A. Any merger or consolidation of the Corporation with or into any other corporations; or B. Any share exchange in which a corporation, person, or entity acquires the issued or outstanding shares of capital stock of the Corporation, pursuant to a vote of the Shareholders; C. Any sale, lease, exchange, or other transfer of all, or substantially all of the assets of the Corporation to any other corporation, person, or entity; or D. Any transaction similar to, or having similar effect, as the foregoing transactions. In the event any corporation, person, or entity owns, as a beneficial owner, directly or indirectly, more than 5% of the shares of capital stock of the Corporation, issued, outstanding, and entitled to vote, on the record date for determination of Shareholders entitled to notice thereof and to vote thereon, then and in that event, 75% of the shares of the Corporation's capital stock, issued, outstanding, and entitled to vote, shall be required to approve any of the transactions identified above in Paragraphs A. through D., inclusive. The affirmative vote of 75% of the shares outstanding as set forth herein above shall be in lieu of the vote of the Shareholders otherwise required by law. The Board of Directors of the Corporation shall have the sole power and duty to determine from the corporate stock records or from any other source or from information known to the Board, if and when such other corporation, person, or entity is the beneficial owner, directly or indirectly, of more than 5% of the shares of capital stock of the Corporation, issued, outstanding, and entitled to vote; and in addition thereto, the Board of Directors shall have the sole power to determine if any transaction is similar to, or has a similar effect as, any of the transactions identified above in Paragraphs A. through D., inclusive. Such determination as made by the Board of Directors shall be conclusive and binding for all purposes of this section. The provisions of the foregoing two paragraphs shall not apply to any transaction which is approved in advance by a majority of the members of the Board of Directors of the Corporation at a meeting duly called and held in accordance with these Bylaws. The Corporation may voluntarily completely liquidate and/or dissolve only if the proposed liquidation and/or dissolution is approved by the affirmative vote of the holders of 75% of the shares of the Corporation's capital stock, issued, outstanding, and entitled to vote. SECTION 11 - Proxies: Every share may be voted either in person or by proxy. If a proxy, the following are the proxy requirements: A. Every proxy shall be executed in writing by the Shareholder or by his or her duly- authorized attorney in fact (who shall file a written Power of Attorney with the Secretary of the Corporation).

5 B. A proxy, unless coupled with an interest, shall be revocable at will. C. The revocation of a proxy shall not be effective until such notice has been given to the Secretary of the Corporation, or a shareholder appears in person at the meeting and revokes the proxy by a written designation to the Corporation. D. An unrevoked proxy shall not be valid for more than three (3) years from the date of its execution. E. Unless the Secretary of the Corporation receives a certificate of death or a notice of incapacity before the vote is counted, a proxy shall not be revoked by the death or incapacity of a Shareholder. SECTION 12 - Judge or Judges of Election: The elections for Directors do not have to be by written ballot. However, a Shareholder, before the voting begins, may request that the election be held by written ballot. The Board of Directors may appoint in advance of any meeting of Shareholders, a judge or judges to act as judge or judges of election at such meeting. The judge or judges of election need not be Shareholders. A. Should the judge or judges of election not be appointed, the chair of the meeting may appoint the judge or judges of election for that meeting at or before the meeting. B. The number of judge or judges appointed shall be either one (1) or three (3). C. No person who is a candidate for office shall be appointed and act as a judge of election. D. Should a judge fail to appear, refuse or be unable to act, that vacancy shall be filled by appointment made by the chair or presiding officer at the meeting. E. The duties of the judge or judges of election shall be as follows: 1. To determine the number of shares outstanding and the voting power of each Shareholder. 2. To determine the shares represented at the meeting. 3. To determine the existence of a quorum pursuant to these Bylaws. 4. To determine the authenticity, validity, and effect of proxies. 5. To hear and determine all challenges and questions in any way arising in connection with the right to vote at the election. 6. To count and tabulate all votes and determine the result of the election.

6 7. And to do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. F. If there are three judges, the decision of the majority of the judges shall be effective in all respects as if the decision had been made by all unanimously. If there is a single judge, the decision of that judge shall govern. G. On request of the Chair or the presiding officer or any Shareholder or a Shareholder's proxy, the judge or judges may make a report in writing of any challenge or question or matter determined by him or her. 1. Any report made by the judge or judges shall be prima facie evidence of the facts stated in the report. SECTION 13 - Determination of Shareholders' of Record: The Board of Directors may fix a Record Date, not more than ninety (90) days prior to: A. The date of any meeting of the Shareholders, or B. The date fixed for the payment of any dividend, or C. The date when any change or conversion or exchange of shares shall take effect. The Record Date shall determine the Shareholders' of Record entitled to the following: A. To receive notice of the meeting; B. To be entitled to vote at such meeting; and/or C. To receive payment of such dividend; and/or D. To receive any allotment of rights; and/or E. To exercise any rights, notwithstanding any transfer of any shares on the books of the Corporation after the Record Date. F. When a determination of Shareholders of Record has been made for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new Record Date for the adjourned meeting. SECTION 14 - Voting Lists: The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the Shareholders as of the record date entitled to vote at the meeting. A. The list will be arranged in alphabetical order with the address and the number of shares of each Shareholder.

7 B. The list shall be kept on file at the registered office of the Corporation and shall be subject to an inspection by any Shareholder at any time during usual business hours. C. The list shall also be produced and kept open at the time and place of the Shareholders' meeting and shall be subject to the inspection by any Shareholder during the time of the meeting. D. The list of Shareholders shall be evidence as to who are the Shareholders entitled to examine the lists, or to vote in person or by proxy, at any Shareholders' meeting. SECTION 15 - Examination of Records: Upon reasonable advance notice in writing, every Shareholder shall have the right to examine in person or by agent or by attorney at any reasonable time or times and for any reasonable purpose the share register, the books of records of account, and records of the proceedings of the Shareholders and Directors. SECTION 16 - Presiding Officer: All meetings of the Shareholders shall be called to order and presided over by the Chair, or, by a temporary Chair elected by the Shareholders present at the meeting. SECTION 17 - Nominations for Directors: Nominations for the election of Directors may be made by the Board of Directors or by any Shareholder entitled to vote for the election of Directors. Nominations made by Shareholders entitled to vote for the election of Directors shall be made by notice, in writing, delivered or mailed by registered return receipt mail, postage prepaid, to the Secretary of the Corporation, not less than fifty (50) days prior to any meeting to the Shareholders called for the election of Directors; provided, however, that if less than twenty-one (21) days notice of the meeting is given to the Shareholders, such a nomination shall be delivered or mailed to the Secretary of the Corporation not later than the close of the seventh (7th) day following the date on which the notice of the meeting was mailed to the Shareholders. Such notification shall contain the following information to the extent known to the Shareholder intending to nominate any candidate for election to the Board of Directors: A. The names, ages, and resident addresses of each of the proposed nominees; B. The principal occupation or employment and business address of each proposed nominee; C. The total number of shares of the Corporation that, to the knowledge of the notifying Shareholders, will be voted for each of the proposed nominees; D. The name and resident address of the notifying Shareholder; and E. The number of shares owned by the notifying Shareholder. The nomination for a Director who has not previously served as a Director shall be made from among the then serving Alternate Directors. Nominations for Alternate Directors shall be made in the same manner as Directors and in accordance to the then applicable provisions of

8 these Bylaws for such nominations. Any nomination for Director made by a Shareholder that is not made in accordance herewith may be disregarded by the Nominating Committee of the Board, if there be one, or, if not, by the Secretary of the meeting, and the votes cast for such nominee may be disregarded by the judges of election. SECTION 18 – Shareholders’ Meetings Held by Means of the Internet or Other Electronic Communications Technology: Meetings of shareholders, both annual and special, may be held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders, pose questions to the directors, make appropriate motions and comment on the business of the meeting. If a meeting of shareholders is held by means of the Internet or other electronic communications technology, the meeting need not be held at a particular geographic location in accordance with Section 1 of Article II. ARTICLE III Directors SECTION 1 - Number and Classification: The business and affairs of the Corporation shall be managed by a Board of Directors. A. The Board of Directors shall be individuals who need not be residents of the Commonwealth of Pennsylvania. All Directors must be Shareholders of the Corporation. An individual shall be eligible to be a Director of the Corporation only if he or she previously has been a Director or an Alternate Director of the Corporation, except as may be agreed upon by the Board of Directors in connection with the execution by the Corporation of a definitive acquisition agreement or agreement and plan of merger. Individuals shall retire from the Board of Directors on the first day of the month following their seventy-second (72nd) birthday. Notwithstanding this mandatory retirement provision, no later than the date on which an individual director must retire pursuant to this Section 1.A.; the Board of Directors, by the affirmative vote of a majority of directors at a duly called and convened meeting of the Board, may extend the retiring Director’s service eligibility for up to an additional three years from the date on which such Director would be required to retire and thereby permit him or her to be eligible to serve as a director for up to three additional years. B. The Board of Directors shall have the power to fix the number of Directors and to determine, from time to time, in which category a Director shall be placed. The categories of Directors shall be Class I, Class II, and Class III. Action may be taken by the Board from time to time, by proper resolution, to increase or decrease the number of Directors without a vote of the Shareholders, provided that the number of Directors is not less than five (5) or more than twenty-five (25). 1. In the event that the Board of Directors shall decide by resolution to reduce the size of the Board, they must include within the resolution a statement as to the

9 term of a Director or Directors who will be removed from office or terminate at the end of their then-existing term. 2. The Board of Directors shall be divided into three classes to be known as Class I, Class II, and Class III. Each class shall be as nearly equal in number as possible, with the term of office of one class expiring each year. Of the initial classified Board of Directors first chosen, after adoption of these Bylaws, Class I shall consist of three (3) Directors who shall be elected to hold office for the term of one (1) year or until the next annual election; Class II shall consist of four (4) Directors each to hold office for two (2) years, or until the second annual election. Class III shall consist of four (4) directors each to hold office for three (3) years, or until the third annual election. At each annual election, the successors to each class of Directors, whose terms shall expire in that year, shall be elected to hold office for the term of three (3) years, so that the term of office of one class of Directors shall expire each year when their respective successors have been duly elected by the Shareholders and qualified. At each annual election of Directors by the Shareholders of the Corporation held during and after the third year or until the third annual election, the Directors chosen to succeed those whose terms then expired shall be identified as being of the same class of Directors they succeed. When the number of Directors has changed, then the newly-created directorship or any decrease in directorships shall be apportioned among the classes of Directors as to make all classes as nearly equal in number as possible. C. In addition to the Directors elected in accordance with Article III, Section 1, B., 2. herein above, there may be elected by the Shareholders at the annual meeting of the Shareholders alternate directors who shall be called "Alternate Directors." The Board of Directors shall have the power to fix the number of Alternate Directors. Action may be taken by the Board of Directors to increase or decrease the number of Alternate Directors without a vote of Shareholders, provided that the number of Alternate Directors is not more than four (4). There shall be no minimum number of Alternate Directors. An Alternate Director shall serve in such office for a term of one (1) year. D. Alternate Directors shall attend all meetings of the Board of Directors and shall have the right to participate in the discussions held. However, Alternate Directors shall have no voting power, and shall not be included in determining whether a quorum of the Board is present. Alternate Directors may be appointed to any committee of the Board except Executive Committee, upon the discretion of the Board of Directors. They shall be paid for their attendance at the meetings of the Board of Directors in accordance with the resolutions adopted by the Board. E. Under applicable law, rules and regulations, and the requirements of the Self-Regulatory Organization upon which the Corporation’s shares are quoted or listed, a majority of the Directors must be independent. Consideration thereof must be given during the Director nomination process to assure these standards are satisfied.

10 SECTION 2 - Election: The Directors shall be elected at the Annual Meeting of the Shareholders. A. If not elected at an annual meeting, they may be elected at a special meeting called for that purpose. B. Each Director shall hold office until his or her successor is elected or until his or her resignation, removal from office, or death. SECTION 3 - Vacancies: The Board of Directors shall appoint a Director from the pool of Alternate Directors to fill any vacancy of the Board of Directors created by the resignation, death, incapacity, or removal from office of any Director. An Alternate Director appointed to fill such vacancy shall serve the unexpired term of the Director he or she replaces. Any such appointment by the Board of Directors shall be approved by a majority vote of the remaining members of the Board of Directors, even though it may be less than a quorum. A. Within the meaning of this section, a vacancy or vacancies shall be deemed to exist in case the Board of Directors shall increase the authorized number of Directors but shall fail at the meeting at which such increase is authorized and approved to elect the additional Directors provided for, or in case the Shareholders shall fail at any time to elect a full Board of Directors. B. In the event of a vacancy in the pool of Alternate Directors, the Board of Directors during the year prior to the Shareholders' meeting shall have the right to appoint a successor Alternate Director who shall serve in that capacity until the next annual Shareholders' meeting. Said appointment shall be approved by a majority vote of the remaining members of the Board, even though it may be less than a quorum. SECTION 4 - Resignation of Directors: A Director or an Alternate Director may resign at any time by written resignation delivered to the Secretary. Unless otherwise specified in the resignation, it shall take effect upon receipt by the Secretary. Failure of a member of the Board of Directors or an Alternate Director to attend regular meetings of the Board for six months, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective upon acceptance by the Board of Directors. SECTION 5 - Removal of Directors: Any Director or Alternate Director, any class of Directors, or the entire Board of Directors of the Corporation, may be removed from office at any time only for cause, by the affirmative vote of a majority of the Board of Directors in office, or by the affirmative vote of the holders of at least 75% of the shares of the Corporation, issued, outstanding, and entitled to vote for the election of Directors. Cause shall include, but not be limited to, the following: A. Mismanagement, collusion, or fraud;

11 B. Improper conduct relating to the funds of the Corporation; C. Violation of the fiduciary duty of the Directors or Alternate Directors; D. All acts, omission, and concealments which involve a breach of the legal or equitable duty, trust, or confidence justly reposed in a Director or Alternate Director; E. Wasting of corporate assets; F. Judicially declared of unsound mind; or G. Conviction of an offense punishable by imprisonment for a term of more than one (1) year. SECTION 6 - Regular Meetings of the Board of Directors: The Board of Directors shall, without notice, hold an annual meeting immediately after the Annual Meeting of the Shareholders, or after the last adjournment thereof, and shall hold other regular meetings at such times and places as it may determine. SECTION 7 - Special Meetings: The Board of Directors shall hold such special meetings as shall be called by the Chair, or President, or the Vice President, or the majority of the Directors in office, as defined in Section 10 of this Article III. A. Each meeting shall be held at such time and place as shall be designated in the notice of the meeting sent by the Secretary. SECTION 8 - Notice of Meetings: Written notice of all meetings except the annual meeting of the Board of Directors shall be given by, or at the direction of, the person or persons calling the meeting at least one (1) day prior to the day named for the meeting. SECTION 9 - Presiding Officer and Order of Business: All meetings of the Directors shall be called to order and presided over by the Chair, or in his or her absence, by the Vice Chair (if any), or in his or her absences, by the President. If the Chair, the Vice Chair or the President is not present, the Board of Directors shall elect a temporary chair. At the annual meeting the Chair shall preside or a temporary Chair may be elected for the purpose of conducting the meeting for the election of Directors. A. As far as consistent with the purpose of the meeting, the order of business at all meetings shall be as follows: 1. Roll call. 2. Reading of the minutes of the preceding meeting and action on the minutes.

12 3. Reports of officers and committees as called for by the presiding officer. 4. Unfinished business. 5. New business. 6. Adjournment. SECTION 10 - Quorum: A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business. A. The acts of the majority of the Directors present at a meeting at which a quorum is present shall be the acts of the entire Board of Directors. B. If the Directors shall unanimously consent in writing to any action to be taken by the Corporation, that action shall be a valid corporate action as though it had been authorized at a meeting of the Board of Directors. SECTION 11 - Powers of Board of Directors: All general and special powers of the Corporation shall be exercised by the Board of Directors. A. The Board of Directors may, by resolution adopted by a majority of the Board of Directors, delegate two (2) or more of its members to act as an Executive Committee. 1. To the extent permitted by law and except as to matters reserved to the Board of Directors in these Bylaws, the Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation during the intervals between meetings of the Board of Directors. B. The Board of Directors shall have power, in general, to do all things in and about the control and management of the business, the property, and affairs of the Corporation, consistent with the law and the Articles and Bylaws of the Corporation. 1. The Board of Directors may from time to time adopt such regulations with respect to the powers and duties of the officers of the Corporation and the conduct of the Corporation's business as the Board may deem proper and expedient. C. The Board of Directors of the Corporation, when evaluating any offer of another party to: 1. Make a tender or exchange offer for any equity security of the Corporation; 2. Merge or consolidate the Corporation with another corporation; 3. Purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation; or

13 4. Engage in any transaction similar to, or having similar effects as, any of the foregoing transactions; shall, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its Shareholders, give due consideration to all relevant factors, including, without limitation, the social and economic effects of the proposed transaction on the depositors, employees, suppliers, customers, and other constituents of the Corporation and its subsidiaries, and on the communities in which the Corporation and its subsidiaries operate or are located, the business reputation of the other party, and the Board of Directors' evaluation of the then value of the Corporation in a freely negotiated sale and of the future prospects of the Corporation as an independent entity. SECTION 12 - Financial Report to Shareholders: The Board of Directors shall send to the Shareholders copies of an annual report containing audited financial statements of the Corporation and its subsidiaries within such time period prior to the Corporation’s annual meeting of Shareholders as required by applicable law. SECTION 13 - Committees: The Board of Directors, by resolution adopted by a majority of all of the Directors may, from time to time, appoint or eliminate such standing or special committees that consist of one or more Directors of the Corporation. A committee charter shall spell out the responsibilities of each committee, including any applicable regulatory requirements governing size, functions and independence standards of Director membership. Any committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board, except that a Committee shall not have any power or authority as to the following: A. Submission to Shareholders of any action requiring approval of Shareholders; B. Creation of/or filling of vacancies in the Board of Directors; C. Adoption, amendment, or repeal of these Bylaws; D. Amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board; or E. Action on matters committed by these Bylaws or resolution of the Board of Directors to another committee of the Board. SECTION 14 - Standard of Care and Justifiable Reliance: A. A Director or Alternate Director shall stand in a fiduciary relation to the Corporation and shall perform his or her duties as a Director or Alternate Director, including his or her duties as a member of any committee of the Board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a Director or Alternate Director shall be entitled to rely in good faith on

14 information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following: 1. One or more officers or employees of the Corporation whom the Director or Alternate Director reasonably believes to be reliable and competent in the matters presented. 2. Counsel, public accountants or other persons as to matters which the Director or Alternate Director reasonably believes to be within the professional or expert competence of such person. 3. A committee of the Board upon which he or she does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the Director or Alternate Director reasonably believes to merit confidence. A Director or Alternate Director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted. B. In discharging the duties of their respective positions, the Board of Directors, committees of the Board, individual Directors and individual Alternate Directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 14A of this Article. C. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a Director or Alternate Director or any failure to take any action shall be presumed to be in the best interests of the Corporation. SECTION 15 - Limitation of Directors' Liability: A Director or Alternate Director of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action unless the Director or Alternate Director has breached or failed to perform his or her duties of his or her office as provided under Section 14 of this Article, and the breach or failure to perform constitutes self- dealing, willful misconduct or recklessness. This provision shall not apply to the responsibility or liability of a Director or Alternate Director pursuant to any criminal statute or for the liability of a Director or Alternate Director for the payment of taxes pursuant to local, state, or federal law, nor shall this provision apply to any actions filed prior to the date of the adoption of this provision, nor to any breach of performance of duty or any failure of performance of duty by a Director or Alternate Director prior to the date of adoption of this provision. If the Pennsylvania Consolidated Statutes are hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a Director or Alternate Director, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Pennsylvania Consolidated Statutes. Any repeal or modification of this section shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director or Alternate Director existing at the time of such repeal or modification.

15 SECTION 16 – Directors’ Meetings Held by Means of Conference Telephone or Other Electronic Technology: Meetings of directors may be held by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this fashion shall constitute presence in person at the meeting. ARTICLE IV Indemnification SECTION 1 - Indemnification: The Corporation shall indemnify, to the fullest extent and manner authorized or permitted by the laws of the Commonwealth of Pennsylvania, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who is or was or shall be a Director, Alternate Director, Officer, employee or agent of the Corporation, or who is, was, or shall be serving at the request of the Corporation as a Director, Alternate Director, officer, employee or agent of another Corporation, partnership, joint venture, trust, charitable, religious or educational organization or other enterprise, and the respective heirs, executors, administrators and assigns of each of the foregoing, against all reasonable expenses and liabilities (including, without limitation, attorneys' fees, court costs, fines, ERISA excise taxes or penalties and amounts paid in satisfaction of judgments or in reasonable settlement), actually and reasonably incurred by, or imposed upon him or her in connection with, or resulting from the defense of any civil or criminal action, suit or proceeding whether civil, criminal, administrative or investigative (or any appeal therein), including without limitation an action, suit or proceeding by or in the right of the Corporation, in which they, or any of them, are made parties or a party or are otherwise involved by reason of being or having been a Director, Alternate Director, officer, employee or agent of the Corporation or of such other Corporation, whether or not he or she is or continues to be a Director, Alternate Director, officer, employee or agent at the time such expenses or liabilities are paid or incurred. Notwithstanding the foregoing, the Corporation need not indemnify such Director, Alternate Director, Officer, employee or agent with respect to any matter as to which he or she shall be finally adjudged in such action, suit or proceeding to have been liable for willful misconduct or recklessness in the performance of his or her duties as such Director, Alternate Director, officer, employee or Agent. In the case of a criminal action, suit or proceeding, a conviction (whether based on a plea of guilty or nolo contenders or its equivalent, or after trial) shall not of itself be deemed an adjudication that such Director, alternate Director, officer, employee or agent or former Director, Alternate Director, officer, employee or agent is liable for willful misconduct or recklessness in the performance of his or her duties as such Director, Alternate Director, officer, employee or agent. With respect to payment of amounts in settlement or compromise, the Corporation shall be obliged to indemnify hereunder only if the Board of Directors shall adopt a resolution determining that such settlement or compromise is reasonable, and approving the same. A. The indemnification provided hereunder shall be in addition to and not exclusive of any other right to which those seeking indemnification may be entitled under any agreement, vote of Shareholders, or disinterested Directors, other Bylaw, or otherwise, both as to

16 actions in their official capacity and as to actions in another capacity while holding such office; and shall continue as to a person who has ceased to be a Director, Alternate Director, or officer, and shall inure to the benefit of their heirs, executors, and administrators of such person. B. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Alternate Director, officer, employee or agent, is now or was serving at the request of the Corporation as a Director, Alternate Director, officer, employee or agent of a subsidiary of the Corporation, another company, partnership, joint venture, trust, charitable, religious, or educational organization, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions above mentioned. SECTION 2 - Expenses: Expenses incurred by a Director, Alternate Director, officer, employee or agent in defending a civil or criminal action, suit or proceeding, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. ARTICLE V Officers SECTION 1 - Election of Officers and Agents: Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be: A. A Chair; B. A Vice Chair (if elected by the Board of Directors); C. A President; D. Any number of Vice Presidents they deem desirable as is fixed by a resolution of the Board of Directors; E. A Secretary; F. A Treasurer; G. One or more Assistant Secretaries and Assistant Treasurers if deemed advisable by the Board; H. And any other officers and assistant officers as the Board deems advisable.

17 Any two (2) or more offices may be held by the same person. The officers of the Corporation shall be elected by the Board of Directors, provided, however, that any officer other than the Chair, Vice Chair, Chief Executive Officer, President, Treasurer or Chief Financial Officer may be appointed by the Chief Executive Officer or the President or their designees and ratified by the Board of Directors. At the meeting of the Board of Directors that immediately follows the Annual Meeting of Shareholders, the Board of Directors shall elect the officers of the Corporation for the coming year. The Chair, the Vice Chair (if elected by the Board of Directors) and the President shall be selected from among the members of the Board of Directors. SECTION 2 - Terms: A. All officers elected by the Board shall be elected for a term of one (1) year and until their successor has been selected and qualified, unless prior thereto an officer shall die, resign, become disqualified, or be removed. Vacancies occurring in any office shall be filled by the Board of Directors or, with the exception of the Chair, Vice Chair, President, Chief Executive Officer, Treasurer or Chief Financial Officer positions, ratified by the Board of Directors after being filled by the President of the Corporation or his or her designees. B. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served by removing that officer. C. Any removal of an officer shall be without prejudice to the contract rights, if any, of the officer removed. SECTION 3 - Chair: The Chair's duties shall be as follows: A. The Chair shall preside at the Annual Meeting of the Shareholders and shall act as the presiding officer unless a temporary chair is elected by the Directors. B. The Chair shall act as the presiding officer at all Directors' meetings and in the event of the Chair's absence, the Vice Chair (if elected) or, in the absence of a Vice Chair, the President, shall act in his or her place and stead. C. The Chair, along with the President, shall submit a written annual report to the Board of Directors and Shareholders. D. Subject to any applicable regulatory and stock listing requirements, the Chair shall be an ex-officio member of all standing committees. SECTION 4 – Vice Chair: The duties of the Vice Chair (if elected by the Board of Directors) shall be as follows: A. In the absence of the Chair, the Vice Chair shall act as the presiding officer at all Directors' meetings unless a temporary chair is elected by the Directors.

18 B. The Vice Chair shall have such other powers and duties as may be assigned to him or her by the Board of Directors. C. Subject to any applicable regulatory and stock listing requirements, the Vice Chair shall be an ex-officio member of all standing committees. SECTION 5 - President: The President's duties shall be as follows: A. He or she shall preside at all meetings of the Directors in the event that the Chair and the Vice Chair (if any) is absent. He or she shall preside at the Annual Meeting of Shareholders in the event of the absence of the Chair and the Vice Chair (if any). B. Subject to any applicable regulatory and stock listing requirements, he or she shall be ex- officio a member of all standing committees. C. He or she shall have the custody of the corporate seal, although he or she may entrust the corporate seal to the Secretary. D. He or she shall make reports of the Corporation's business to the Board of Directors at such times as the Board shall require. E. He or she shall perform all of the usual duties incident to the office of President. SECTION 6 – Chief Executive Officer The Board of Directors shall designate whether the President or the Chair shall be the Chief Executive Officer of the Corporation, and may change this designation as appropriate from time to time. The Chief Executive Officer shall have general executive powers concerning all business of the Corporation subject only to the control of the Board of Directors. General business and operations powers may be delegated to any other executive management team member that the Chief Executive Officer deems advisable. SECTION 7 - Vice Presidents: The Board of Directors may designate one or more Vice Presidents of the Corporation, with appropriate authority to act on behalf of the Corporation; that order of authority for shall be as follows: Senior Executive Vice President Executive Vice President Senior Vice President Vice President These Vice Presidents shall have such responsibilities as determined by the Board of Directors or the Chief Executive Officer. In the absence or disability of the President, those duties shall be performed by the most senior Vice President listed above, unless otherwise provided by the Board of Directors.

19 SECTION 8 - Secretary: The Secretary shall attend the meeting of the Shareholders and the Directors and keep minutes of those meetings in the Corporate Minute Book or in electronic form as deemed appropriate by the Secretary. A. The Secretary shall send out all notices for Shareholder meetings and Directors meetings, unless some other person is delegated to give that notice. B. The Secretary shall perform all of the usual duties incident to the office of Secretary. SECTION 9 - Treasurer: The Treasurer shall receive all money paid to the Corporation and keep, or cause to be kept, accurate accounts of all monies received or payments made and books kept for that purpose. A. He or she shall deposit all monies received by him or her in the name and to the credit of the Corporation in a bank or other place of deposit as the Board of Directors shall determine. B. As directed by the President or the Board of Directors, he or she shall disburse the money of the Corporation by checks or vouchers. C. He or she shall give bond for the faithful discharge of his or her duties. D. He or she shall perform all of the usual duties incident to the office of the Treasurer. SECTION 10 - Assistant Secretaries: In the absence or disability of the Secretary, his or her duties shall be performed by the Assistant Secretaries. They shall perform such other duties as may be assigned to them by the President or the Board of Directors. SECTION 11 - Assistant Treasurers: In the absence or disability of the Treasurer, his or her duties shall be performed by the Assistant Treasurers. They shall perform such other duties as may be assigned to them by the President or the Board of Directors. ARTICLE VI Share Certificates and Transfers SECTION 1 - Share Certificates: Shares of the Corporation’s stock may be certificated or uncertificated, as may be determined by resolution of the Board of Directors with respect to some or all of any or all

20 classes of the Corporation’s capital stock, provided that a resolution that shares shall be uncertificated shall not apply to shares represented by a Certificate until such Certificate is surrendered to the Corporation. Share Certificates of the Corporation shall be in such form as the Board of Directors shall determine, subject to any applicable legal requirements. A. Every Share Certificate shall be signed by the Chair and Secretary, or by any other officer designated by the Board of Directors, and sealed with the corporate seal. B. The corporate seal may be affixed by a facsimile, engraved or printed, and where the Share Certificate is signed by a transfer agent, the signature of any corporate officer upon such Certificate may be a facsimile, engraved or printed. C. Within a reasonable period of time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice (“Share Notice”) containing the information required by applicable law to be set forth on Share Certificates. SECTION 2 - Transfer of Shares: A. Certificated shares of the capital stock of the Corporation shall be transferable upon the books of the Corporation only upon the surrender and cancellation of the Share Certificate. The transfer shall be at the request of the holder named in the surrendered Certificate or by his or her legal representative or by his or her attorney-in-fact duly authorized by a written power of attorney filed with the Corporation's transfer agent. B. Uncertificated shares of the capital stock of the Corporation shall be transferable upon the books of the Corporation upon receipt of proper transfer instructions from the holder named in the Stock Notice or by his or her legal representative or by his or her attorney- in-fact duly authorized by a written power of attorney filed with the Corporation's transfer agent. SECTION 3 - Loss or Destruction of Share Certificates: In case of loss or destruction of a Share Certificate, another may be issued in lieu thereof in such manner and upon such terms as the Board of Directors shall authorize in each particular case. SECTION 4 - Transfer Agents and Registrars: The Board may appoint from time to time a qualified outside third party as recommended by management to act as registrar of transfer and transfer agent with other related services provided as needed. No Share Certificate or Share Notice shall be valid or binding upon the Corporation unless registered by the Corporation’s registrar of transfer and transfer agent. The Board of Directors may set forth additional rules and regulations as it may deem prudent concerning the issue, transfer, and registration of share certificates.

21 ARTICLE VII Amendments SECTION 1 - Amendments To Bylaws: The authority to make, amend, alter, change, or repeal these Bylaws of the Corporation is hereby specifically granted to and vested in the Board of Directors of the Corporation which must be approved by a vote of the majority of the Board of Directors in office at any regular or special meeting, duly convened after notice for that purpose. This authority is subject to the power of the Shareholders to make, amend, alter, change, or repeal these Bylaws of the Corporation by the affirmative vote of seventy-five percent (75%) of the shares of the Corporation's capital stock issued, outstanding and entitled to vote, at any regular or special meeting duly convened after notice of that purpose. Notwithstanding the foregoing, the Board does not have the power to amend any Bylaw provision that is required by law to be amended by the Shareholders of the Corporation. ARTICLE VIII Miscellaneous SECTION 1 - Statement Relating To Act 92 of 1983: Until otherwise authorized by amendment to these Bylaws adopted in accordance with the provisions of Article VIII, Section 1., of these Bylaws, the provisions of Section 910 of the Pennsylvania Business Corporation Law (15 P.S. 1910) as amended by Act 92 enacted December 23, 1983, shall not be applicable to the Corporation. SECTION 2 - Statement Relating To Act 36 of 1990: Until otherwise authorized by amendment to these Bylaws adopted in accordance with the provisions of Article VIII, Section 1., of these Bylaws, the provisions of Subchapter G and Subchapter H of the Business Corporation Act of 1988 (the "BCL") as amended by Act 36 of 1990 enacted April 27, 1990, shall not be applicable to the Corporation, and that Subchapter I and Subchapter J of the BCL as amended by Act 36 of 1990 shall not control nor have any affect on the Corporation.